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                                                                    EXHIBIT 3.53

                                    BYLAWS OF

                            WESTERN ZINC CORPORATION

                                   Article I.
                                     Offices

Section 1. - Principal Executive Office

         The principal executive office of the corporation shall be in the City of San Pedro, County of Los Angeles, State of California.

         The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the corporation may require.

                                   Article II.
                              Shareholders' Meeting

Section 1. - Place of Meetings

         All meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be determined by the Board of Directors.

Section 2. - Annual Meetings

         The annual meeting of the shareholders shall be held on the first business day of January in each year, if not a holiday, at 10:00 a.m., at which time the shareholders shall elect a Board of Directors and transact any other proper business.

Section 3. - Special Meetings

         Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or by one or more shareholders holding at least 10 percent of the voting power of the corporation.

Section 4. - Notice of Meetings

         Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote at the meeting by the Secretary of an Assistant Secretary, or, if there be no such officer, or in the case of his neglect or refusal, by any Director or shareholder.

         Such notices shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the corporation for the purpose of notice. Notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

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         Such notice shall state the place, date and hour of the meeting and
(1), i the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2), in the case of an annual meeting, those matters which the Board at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 6 of this Article that any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees which at the time of the notice, management intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five
(45) days or more from the date set for the original meeting.

Section 5. - Waiver of Notice

         The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, whether in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice of a consent to the holding of the meeting of an approval of the minutes thereof. All such waivers or consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at the meeting, nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in Section 6 of this Article.

Section 6. - Special Notice and Waiver of Notice Requirement

         Except as provided below, any shareholder approval at a meeting, with respect to the following proposals, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting, or in any written waiver of notice:

1. Approval of a contract or other transaction between the corporation and one or more of its Directors or between the corporation and any corporation, firm or association in which one or more of the directors has a material financial interest, pursuant to Section 310 of the California Corporations Code;

2. Amendment of the Articles of Incorporation after any shares have been issued pursuant to Section 902 of the California Corporations Code;

3. Approval of the principal terms of a reorganization pursuant to Section 1201 of the California Corporations Code;

4. Election to voluntarily wind up and dissolve the corporation pursuant to Section 1900 of the California Corporations Code; and

5. Approval of a plan of distribution of shares as part of the winding up of the corporation pursuant to Section 2007 of the California Corporations Code.

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         Approval of the above proposals at a meeting shall be valid with or without such notice, if by the unanimous approval of those entitled to vote at the meeting.

Section 7. - Action Without Meeting

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholders' approval, with respect to any one of the following proposals, without a meeting, by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval:

1. Approval of a contract or other transaction between the corporation and one or more of its Directors or another corporation, firm or association in which one or more of its directors has a material financial interest, pursuant to Section 310 of the Corporations Code;

2. To indemnify an agent of the corporation pursuant to Section 317 of the California Corporations Code;

3. To approve the principal terms of a reorganization pursuant to Section 1201 of the California Corporations Code, or

4. Approval of a plan of distribution as part of the winding up of the corporation pursuant to Section 2007 of the California Corporations Code.

         Prompt notice shall be given of the taking of any other corporation action approved by the shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.

         Notwithstanding any of the foregoing provisions of this section, Directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of Directors.

         A written consent may be revoked by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. - Quorum

         A majority of the shareholders entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a

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quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law and except as provided in the following provisions of this section.

         The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of the shares required to constitute a quorum.

         In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the foregoing provisions of this section.

Section 9. - Voting

         Only persons in whose names shares entitled to vote stand on the record date for voting purposes fixed by the Board of Directors pursuant to Article VIII, Section 3 of these Bylaws, or, if there be no such date so fixed, on the record dates given below, shall be entitled to vote at such meeting.

         If no record date is fixed:

1. The record date for determining shareholders entitled to notice of, or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2. The record date for determining the shareholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

3. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

         Every shareholder entitled to vote shall be entitled to one vote for each share held, except that for the election of Directors, every shareholder entitled to vote at any election of Directors, if a candidate's name has been placed in nomination prior to the voting, and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's votes, shall be entitled to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares which he is entitled to vote, or distribute his vote on the same principle among as many candidates as the shareholder thinks fit. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. Upon the

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demand of any shareholder made before the voting begins, the election of
Directors shall be by ballot.

Section 10. - Proxies

         Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy executed by such person or his duly authorized agent, with the Secretary of the corporation.

         A proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California Corporations Code.

                                  Article III.

                              Directors, Management

Section 1. - Powers

         Subject to any limitations in the Articles of Incorporation and to the provisions of the California Corporations Code, and further subject to any shareholders' agreement relating to any of the affairs of this corporation so long as it remains a close corporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by, or under the direction, of the Board of Directors.

Section 2. - Number

         The authorized number of Directors shall be five (5) until changed by amendment to this Article of these Bylaws.

         After issuance of shares, this Bylaw may only be amended by approval of a majority of the outstanding shares entitled to vote; provided, however, that a Bylaw reducing the number of Directors cannot be adopted unless in accordance with the provisions of Section 212 of the Corporations Code.

Section 3. - Election and Tenure of Office

         The Directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified.

Section 4. - Vacancies

         A vacancy in the Board of Directors shall exist in the case of death, resignation or removal of directors, or in case the authorized number of Directors is increased, or in case the shareholders fail to elect full, authorized number of Directors at any annual or special meeting of the shareholders at which any Director is elected, or in case the authorized

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number of Directors is increased. The Board of Directors may declare the vacant the office of a Director who has been declared of unsound mind by an order of court, or who has been convicted of felony.

         Except for a vacancy created by the removal of a Director, vacancies on the Board of Directors may be filled by a majority vote of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until the next annual meeting of the shareholders and until his successor has been elected and qualified. The shareholders may elect a Director at any time to fill a vacancy not filled by the Director. Any such election by written consent requires any consent of a majority of the outstanding shares entitled to vote. Any Director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary of the Board of Directors of the corporation unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a further time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of Directors does not remove any Director prior to the expiration of such Director's term in office.

Section 5. - Removal

         Any or all of the Directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote, subject to the provisions of Section 303 of the California Corporations Code.

         Except as provided in Sections 302, 303 and 304 of the California Corporations Code, a Director may not be removed prior to the expiration of such Directors' term of office.

         The Superior Court of the proper county may, on the suite of shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office and Director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from re-election any Director so removed for a period prescribed by the Court. The corporation shall be made a party to such action.

Section 6. - Place of Meetings

         Meetings of the Board of Directors shall be held at any place, within or without the State Board of California which has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the corporation or as designated from time to time by resolution of the Board of Directors.

Section 7. - Call and Notice of Meetings

         Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or Vice President, or Secretary or any two Directors.

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         Regular annual meetings of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. Special meetings of the Board of Directors shall be held upon four
(4) days' notice by mail, or 48 hours' notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not specify the purpose of any special meeting of the Board of Directors.

Section 8. - Quorum

         A quorum of all meetings of the Board of Directors shall be three (3) of the authorized number of Directors.

         Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Section 310 and subdivision (e) of Section 317 of the California Corporations Code. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at lease a majority of the required quorum for such meeting.

Section 9. - Waiver of Notice

         The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid of though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10. - Action with Meeting

         Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minuted of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

Section 11. - Compensation

         No salary shall be paid Directors, as such, for their services, but, by resolution, the Board of Directors may allow a fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special standing committees may be allowed like compensation for attendance at meetings.

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                                   Article IV.
                                    Officers

Section 1. - Officers

         The officers of the corporation shall be a President, Vice-President, a Secretary and a Treasurer, who shall be the chief financial officer of the corporation. The corporation may also have such other officers with such titles and duties as shall be determined by the Board of Directors.. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2. - Election

         All officers of the corporation shall be chosen by the Board. Each officer shall hold office until his death, resignation or removal or until his successor shall be chosen and qualified. A vacancy in any office because of death, resignation or removal or other cause shall be filled by the Board.

Section 3. - Removal and Resignation

         An officer may be removed at any time, either with or without cause, by the Board. An officer may resign at any time upon written notice to the corporation given to the Board, the President, or the Secretary of the corporation. Any such resignation shall take effect at the day of receipt of such notice or at any other time specified therein. The acceptance of a resignation shall not be necessary to make it effective.

Section 4. - President

         The President shall be the chief executive officer of the corporation and shall, subject to the direction and control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and Directors and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or the Bylaws.

Section 5. - Vice-President

         In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice-President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Bylaws.

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Section 6. - Secretary

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a book of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or at the office of the corporation's transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation, the original or a copy of the Bylaws as amended or otherwise altered to date, certified by him.

         The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors required to be given by law or the Bylaws.

         The Secretary shall have the charge of the seal of the corporation and have such other powers and perform such other duties as may from time to time be prescribed by the Board or the Bylaws.

Section 7. - Treasurer

         The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation.

         The Treasurer shall deposit moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors; shall render to the President and Directors, whenever they request it, an account of all his transaction as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Bylaws.

         In the absence or disability of the Treasurer, the Assistant Treasurers, if any, in order of their rank as fixed by the Board of Directors or if not ranked, the Assistant Treasurer designated by the Board of Directors, shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the Treasurer. The Assistant Treasurers, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Bylaws.

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                                   Article V.
                              Executive Committees

Section 1.

         The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two ore more Directors, to serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

         a. The approval of any action for which this division also requires shareholders' approval or approval of the outstanding shares.

         b.       The filling of vacancies on the Board or in any committee.

         c. The fixing of compensation of the Directors for serving on the Board or on any committee.

         d.       The amendment or repeal of Bylaws or the adoption of new
Bylaws.

         e. The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

         f. A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.

         g. The appointment of other committees of the Board or the members thereof.

Section 2. - Compensation

         The salaries of the officers shall be fixed, from time to time, by the Board of Directors.

                                   Article VI
                          Corporate Records and Reports

Section 1. - Inspection by Shareholders

         The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by agent or attorney.

         The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board also shall be open to inspection upon the written demand on the corporation of any shareholder or

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holder a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder or voting trust certificate may be made in person or by agent or attorney, and the right inspection includes the right to copy and make extracts.

         Shareholders shall also have the right to inspect the original or copy of these Bylaws, as amended to date, kept at the corporation's principal executive office, at all reasonable times during business hours.

Section 2. - Inspection by Directors

         Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation, domestic or foreign, of which such person is a Director. Such inspection by Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 3. - Right to Inspect Written Records

         In any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

Section 4. - Waiver of Annual Report

         The annual report to shareholders, described in Section 1501 of the California Corporations Code, is hereby expressly waived.

Section 5. - Contracts, Etc.

         The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or or to any amount.

                                  Article VII.
                      Indemnification of Corporation Agents

Section 1.

         The corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding, to the fullest

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extent permissible by the provisions of Section 317 of the California
Corporations Code. The corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such section. The terms "agent", "proceeding" and "expenses" used in this Section 1 shall have the same meaning as such terms in said Section 317 of the California Corporations Code.

                                  Article VIII.
                                     Shares

Section 1. - Certificates

         The corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order, and state the name of the record holder of the shares represented thereby; the number, designation, if any, and class or series of shares represented thereby; and contain any statement or summary required by an applicable provision of the California Corporations Code.

         Every certificate for shares shall be signed in the name of the corporation by the Chairman or Vice-Chairman of the Board or the President or a Vice-President, and the Treasurer, the Secretary or an Assistant Secretary.

Section 2. - Transfer of Shares

         Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Secretary of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share register.

Section 3. - Record Date and Closing of Transfer Books

         The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty
(60) nor less than ten (10) days prior to the date of the meeting or event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

         The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when

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the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

                                   Article IX.
                               Amendment of Bylaws

Section 1. - By Shareholders

         Bylaws may be adopted, amended or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the corporation.

Section 2. - By Directors

         Subject to the right of shareholders to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of Directors may be adopted by the Board of Directors only if prior to the issuance of shares.

                                   CERTIFICATE

         This is to certify that the foregoing is a true and correct copy of the Bylaws of the Corporation named in the title thereto and that such Bylaws were duly adopted by the Board of Directors of said Corporation on the date set forth below.

         Dated: December 1, 1986

                                                ________________________________
                                                M. RUSS ROBINSON, Secretary

(seal)

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In the absence of any such designation, shareholders' meetings shall be held at the principal office of the corporation. Any meeting is valid wherever held if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

                   Time of Annual Meeting-Business Transacted

         2.02. The annual meeting of the shareholders shall be held on the 3rd Monday of January of each year, at the hour of 10:00 a.m., provided, however, that should said day fall upon a legal holiday, then at the same time on the next business day thereafter. At such meetings Directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

                               Notice of Meetings

         2.03.    (1)      Notice of all meetings of shareholders shall be given
in writing to shareholders entitled to vote by the President or Secretary or by the officer or person calling the meeting, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or shareholder. The notice shall be given to each shareholder, either personally or by prepaid mail, addressed to the shareholder at his address appearing on the transfer books of the corporation.

                                 Time of Notice

                  (2) Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than five (5) nor more than fifty
(50) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

                               Contents of Notice

         (3) Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the articles of incorporation, to consider a proposed reduction of stated capital without amendment, to consider a proposed merger or consolidation, to consider a voluntary dissolution or the revocation of a voluntary dissolution by act of the corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the corporation outside of the ordinary course of business.

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                           Notice of Adjourned Meeting

                  (4)      When a shareholders' meeting is adjourned for thirty
(30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

                           Calling of Special Meetings

         2.04.    (1)      Upon request in writing to the President, Vice
President, or Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time, fixed by the officer, not less than ten
(10) days after the receipt of the request. If the notice is not given within seven (7) days after the date of delivery, or the date of mailing of the request, the persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

                    Persons Entitled to Call Special Meetings

                  (2) Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) the President; (2) the Board of Directors; (3) one or more shareholders holding not less than one-fifth (1/5th) of all the shares entitled to vote at the meetings;
(4) the Executive Committee.

                             Quorum of Shareholders

         2.05.    (1)      The presence in person or by proxy of the persons
entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business.

                     Adjournment for Lack or Loss of Quorum

                  (2) In the absence of a quorum or the withdrawal of enough shareholders to leave less than a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the then remaining shares, the holders of which are either present in person or represented by proxy thereaft, but no other business may be transacted.

                             Closing Transfer Books

         2.06.    (1)      For the purpose of determining shareholders entitled
to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not to exceed in any case, fifty (50) days. If the transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                  Record Date for Determination of Shareholders

                  (2) In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         Date of Notice or Resolution for Determination of Shareholders

                  (3) If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, is the record date for such determination of shareholders.

                               Adjourned Meetings

                  (4) When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof except where the determination has been made through closing of the transfer books and the stated period of closing has expired, in which case the Board of directors shall make a new determination as hereinbefore provided.

                                   Voting List

         2.07. At least ten (1) days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical, order, with the address of and the number of shares held by each, which list, for a period of ten (1) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.

         Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of shareholders. However, failure to prepare and to make available such list in the manner provided above shall not affect the validity of any action taken at the meeting.

                                 Votes Per Share

         2.08. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of shares of any class or classes are limited by the articles of incorporation.

                                Cumulative Voting

         2.09. Only if expressly authorized by the Board of Directors as evidenced by a corporate resolution, every shareholder entitled to vote at any election for Directors may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among any number of candidates. The candidates receiving the highest number of votes up to the number of Directors to be elected are elected. No shareholder may cumulate his votes unless he shall have given written notice of his intention to do so to the Secretary of the corporation on or before the day preceding the election at which such votes will be cumulated. If any shareholder gives written notice as provided above, all shareholders may cumulate their votes.

                           Voting by Voice and Ballot

         2.10. Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

                                     Proxies

         2.11. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

                                Waiver of Notice

         2.12. Any notice required by law or these bylaws may be waived by the execution by the person entitled to the notice of a written waiver of such notice, which may be signed before or after the time stated in the notice.

                             Action Without Meeting

         2.13. Any action which, under any provision of the Texas Business Corporation Law may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote on such action at a meeting, and filed with the Secretary of the corporation. Any such signed consent, or a signed copy thereof, shall be placed on the minute book of the corporation.

                               Conduct of Meeting

         2.14. At every meeting of the shareholders, the President, or in his absence, the Vice President designated by the President, or, in the absence of such designation, a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the chairman may appoint another person to act as Secretary of the meeting.

                                 ARTICLE THREE

                                   DIRECTORS

                               Directors Defined

         3.01. "Directors" when used in relation to any power or duty requiring collective action, means "Board of Directors."

                                     Powers

         3.02. The business and affairs of the corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitation imposed by the Business Corporation Law of Pennsylvania, the articles of incorporation, or these bylaws as to action which requires authorization or approval by the shareholders.

                               Number of Directors

         3.03.    The number of Directors of this corporation shall be three
(3), none of whom need be shareholders or residents of the State of Pennsylvania. The number of Directors may be increased or decreased from time to time by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent Director.

                                 Term of Office

         3.04. The Directors named in the articles shall hold office until the first annual meeting of shareholders and until their successors are elected and qualified, either at an annual or a special meeting of shareholders. Directors other than those named in the articles shall hold office until the next annual meeting and until their successors are elected and qualified.

                                   Vacancies

         3.05.    (1)      Vacancies in the Board of Directors shall exist in
the case of the happening of any of the following events: (a) the death, resignation, or removal of any Director; (b) the authorized number of Directors is increased; or (c) at any annual, regular, or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

                             Declaration of Vacancy

         (2) The Board of Directors may declare vacant the office of a Director in either of the following cases: (a) if he is adjudged incompetent by an order of court, or finally convicted of a felony; or (b) if within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors.

                         Filling Vacancies by Directors

         (3) Vacancies may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the shareholders.

                        Filling Vacancies by Shareholders
                   Reduction of Authorized Number of Directors

         (4) The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term of office.

                              Removal of Directors

         3.06. The entire Board of Directors or any individual Director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, unless cumulative voting has been denied by statute or by the articles of incorporation, and if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of Directors, at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the articles, the provisions of this paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

                                Place of Meetings

         3.07. Regular meetings of the Board of Directors shall be held at any place within or without the State of Pennsylvania which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the corporation.

                                Regular Meetings

         3.08.    (1)      Regular meetings of the Board of Directors shall be
held on the first Tuesday of each quarter, or at such other time and place as shall be from time to time be determined by the Board.

                            Call of Regular Meetings

         (2) All regular meetings of the Board of Directors of this corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any two Directors.

                           Notice of Regular Meetings

         (3) Written notice of the time and place of the regular meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication at least five (5) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meeting of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

               Validation of Meeting Defectively Called or Noticed

         (4) The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of the meeting, unless the express purpose for such attendance is to present the objection that the meeting is not lawfully called or convened.

                             Call of Special Meeting

         3.09.    (1)      Special meetings of the Board of Directors of this
corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any Director.

                            Notice of Special Meeting

         (2) Written notice of the time, place, and purpose of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, at least five (5) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

                                     Quorum

         3.10. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business.

                                 Majority Action

         3.11. Every act or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present, is the act of the Board of Directors, unless an act of greater number is required by the articles of incorporation or these bylaws. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the corporation immediately after such meeting.

                   Action by Consent of Board Without Meeting

         3.12. Any action required or permitted to be taken by the Board of Directors under any provision of the Business Corporation Law of Pennsylvania may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provision of the Business Corporation Law of Pennsylvania which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these bylaws authorize the Directors to so act, and such statement shall be prima facie evidence of such authority.

                                   Adjournment

         3.13.    (1)      In the absence of a quorum a majority of the
Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                           Notice of Adjourned Meeting

         (2) Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

                               Conduct of Meetings

         3.14. At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there shall be such an officer, and if not, the President, or in his absence, the Vice President designated by him, or in the absence of such designation, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman may appoint any person to act as Secretary of the meeting.

                                  Compensation

         3.15. Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

                    Indemnification of Directors and Officers

         3.16. The Board of Directors shall authorize the corporation to pay or reimburse any present or former Director or officer of the corporation any costs or expenses actually and necessarily incurred by him in any action, suit, or proceeding to which he is made a party by reason of his holding such position; provided, however, that he shall not receive such indemnification if he be finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification herein provided shall also extend to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

                              Interested Directors

         3.17. Any contract or other transaction between the corporation and any of its Directors (or any corporation or firm in which any of its Directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such Director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this paragraph.

                               Executive Committee

         3.18. The Board of Directors may at any time appoint from among its members an executive committee and one or more other committees, each of which so appointed shall have such power and authority to conduct the business and affairs of the corporation as is vested by law, the articles of incorporation, and these bylaws in the Board of Directors as a whole, except that it may not take any action that is specifically prohibited to the Board of Directors by statute or that is specifically required by statute to be taken by the entire Board of Directors. Members of the executive committee shall receive such compensation as the Board of Directors may from time to time provide. Each Director shall be deemed to have assented to any action of the executive committee unless he shall, within seven (7) days after receiving actual or constructive notice of such action, deliver his written dissent thereto to the Secretary of the corporation. Members of the executive committee shall serve at the pleasure of the Board of Directors.

                                Other Committees

         3.19. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of any such committees, to fill vacancies, and to dispose of any such committee.

                                  ARTICLE FOUR

                                    OFFICERS

                                Number and Titles

         4.01. The officers of the corporation shall be a President, a Vice President, a Secretary, Assistant Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Paragraph 4.03 of this Article. One person may hold two or more offices, except those of President and Secretary.

                                    Election

         4.02. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Paragraph 4.03 or Paragraph
4.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign, or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                              Subordinate Officers

         4.03. The Board of Directors may appoint such other officers or agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers, committees or agents, to specify their duties and to determine their compensation.

                            Removal and Resignation

         4.04. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom such power of removal may be conferred by the Board of Directors; provided, however, that such removal shall not be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                    Vacancies

         4.05. If the office of the President, Vice President, Secretary, Treasurer, Assistant Secretary, or Assistant Treasurer (if any) becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

                              Chairman of the Board

         4.06. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws.

                                    President

         4.07. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws. Within this authority, and in the course of his duties he shall:

                                Conduct Meetings

         (1) Preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or, if there be none, at all meetings of the Board of Directors, and shall be an ex officio member of all of the standing committees, including the executive committee, if any.

                             Sign Share Certificates

         (2) Sign all certificates of stock of the corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

                               Execute Instruments

         (3) When authorized by the Board of Directors or required by law, execute in the name of the corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the corporation's business may require.

                             Hire and Fire Employees

         (4) Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the corporation than than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the corporation.

                         Meetings of Other Corporations

         (5) Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or the Vice President and the Secretary or the Assistant Secretary, and act and vote on behalf of the corporation, at all meetings of the shareholders of any corporation in which this corporation holds stock.

                                 Vice President

         4.08. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws.

                                    Secretary

         4.09.    The Secretary shall:

                             Sign Share Certificates

         (1) Sign, with the President or a Vice President certificates for shares of the corporation.

                                  Attest Bylaws

         (2) Attest and keep at the principal office of the corporation the original or a copy of its bylaws as amended or otherwise altered to date.

                               Minutes of Meetings

         (3) Keep at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and shareholders, executive committee, and other committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at the Directors' meetings, the number of shares or members present or represented at shareholders' meetings, and the proceedings thereof.

                                Maintain Accounts

         (4) Keep and maintain adequate and correct accounts of the corporation's properties and business transactions including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

                                 Exhibit Records

         (5) Exhibit at all reasonable times the books of account and records to any Director on application, or to any person who has been a shareholder of record for at least six (6) months immediately preceding his demand on written demand stating the purpose thereof, during business hours at the office of the corporation where such books and records are kept.

                       Reports to President and Directors

         (6) Render to the President and Directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                        Financial Report to Shareholders

         (7) Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to shareholders and statements of the affairs of the corporation when requested by shareholders holding at least twenty percent (20%) of the number of outstanding shares of the corporation.

                                      Bond

         (8) Give to the corporation a bond, if required by the Board of Directors or by the President, in a sum, and with one or more sureties, or a surety company satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  Other Duties

         (9) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

                                  Other Duties

         (10) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

                              Absence of Secretary

         (11) In case of the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary and Treasurer, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

                               Assistant Secretary

         4.10. At the request of the Secretary, or in his absence or disability, the Assistant Secretary, designated as set forth in preceding Subparagraph 4.09(11) of these bylaws shall perform all the duties of the Secretary, and when so acting, he shall have all the powers of, and be subject to all the restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board of Directors, or the Secretary.

                                   Treasurer

         4.11 The Treasurer shall:

                            Funds-Custody and Deposit

         (1) Have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all such funds in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors.

                                  Funds-Receipt

         (2) Receive, and give receipt for, monies due and payable to the corporation from any source whatever.

                               Funds-Disbursements

         (3) Disburse, or cause to be disbursed, the funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

                     Sign or Attest Documents and Affix Seal

         (4) Sign or attest such documents as may be required by law or the business of the corporation, and to keep the corporate seal and affix it to such instruments as may be necessary or proper.

                                     Notices

         (5) See that all notices are duly given in accordance with the provisions of these bylaws or as required by law. In case of the absence or disability of the Secretary, or his refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.

                          Custodian of Records and Seal

         (6) Be custodian of the records and of the seal of the corporation and see that it is engraved, lithographed, printed, stamped, impressed upon or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws.

                                 Share Register

         (7) Keep at the principal office of the corporation a share register or duplicate share register showing the names of the shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation.

                             Reports and Statements

         (8) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed.

                                 Exhibit Records

         (9) Exhibit at all reasonable times the books of account and records to any Director on application, or to any person who has been a shareholder of record for at least six (6) months immediately preceding his demand on written demand stating the purpose thereof, during business hours at the office of the corporation where such books and records are kept.

                              Absence of Treasurer

         (10) In case of the absence or disability of the Treasurer or his refusal or neglect to act, the Assistant Treasurer or the Secretary acting as Assistant Treasurer, may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of the Treasurer, the Assistant Treasurer, and the Secretary, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Treasurer.

                               Assistant Treasurer

         4.12. The Assistant Treasurer, if required to do so by the Board of Directors, shall give bond for the faithful discharge of his duties, in such sum, and with such sureties as the Board of Directors shall require. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated as set forth in preceding Subparagraph 4.11 (1) of these bylaws shall perform all the duties of the Treasurer, and when so acting, he shall have all the powers of, and be subject to all the restrictions on, the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Treasurer.

                                    Salaries

         4.13. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                  ARTICLE FIVE

                  EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

                     Authority for Execution of Instruments

         5.01. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

                            Execution of Instruments

         5.02. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal affixed thereto.

                           Bank Accounts and Deposits

         5.03.    (1)      All funds of the corporation shall be deposited from
time to time to the credit of the corporation with such banks, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the corporation to whom such power may be delegated from time to time by the Board of Directors.

                      Endorsement Without Countersignature

         (2) Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the corporation to whom the Board of Directors, by resolution, shall have delegated such power, or by hand stamped impression in the name of the corporation.

                         Signing of Checks, Drafts, Etc.

         (3) All checks, drafts or other order for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                   ARTICLE SIX

                         ISSUANCE AND TRANSFER OF SHARES

                          Classes and Series of Shares

         6.01. The corporation may issue one or more classes or series of shares, or both any of which classes or series may be with par value or without par value and with full, limited or no voting rights, and with such other preferences, rights, privileges, and restrictions as are stated or authorized in the articles of incorporation.

All shares of any one class shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding which has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

                       Certificates for Fully Paid Shares

         6.02. Neither shares nor certificates representing such shares may be issued by the corporation until the full amount of the consideration has been paid. When such consideration has been paid to the corporation, the shares shall be deemd to have been issued and the certificate representing such shares shall be issued to the shareholder.

                            Consideration for Shares

         6.03. The consideration paid for the issuance of shares shall consist of money paid, labor done or property actually received; and neither promissory notes nor the promise of future services shall constitute payment or part payment for shares of the corporation.

                         Contents of Share Certificates

         6.04.    (1)      Certificates for shares shall be of such form and
style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

         (a) That the corporation is organized under the laws of the State of Pennsylvania;

         (b)      The name of the person to whom issued;

         (c) The number and class of shares and the designation of the series, if any, which such certificate represents;

         (d) The par value of each share represented by such certificate or a statement that the shares are without par value.

                           Shares in Classes or Series

         (2) If the corporation is authorized to issue shares of more than one class, the certificate shall set forth, either on the fact or back of the certificate, a full or summary statement of the designation, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the corporation will furnish such information to any shareholder without charge upon written request to the corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of the Commonwealth.

                             Restriction on Transfer

         (3) Any restrictions imposed by the corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in a summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may however state on the face or back that such a restriction exists pursuant to a specified document and that the corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the corporation at its principal place of business.

                               Pre-emptive Rights

         (4) Any pre-emptive rights of a shareholder to acquire unissued or treasury shares of the corporation which are limited or denied by the articles of incorporation must be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the corporation will furnish such information to any shareholder without charge upon wirtten request to the corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State.

                    Signing Certificates-Facsimile Signatures

         6.05. All such certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary. The signatures of the President or Vice President or Secretary or Assistant Secretary may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is not the corporation itself or an employee of the corporaiton. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

                      Transfer of Lost or Destroyed Shares

         6.06.    (1)      Where a share certificate has been lost, apparently
destroyed, or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the share represented by the certificate before receiving such a notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new certificate.

                  Replacement of Lost or Destroyed Certificates

                  (2) Where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser, files with the corporation a sufficient indemnity bond, and satisfies any other reasonable requirements imposed by the Board of Directors.

                           Transfer After Replacement

                  (3) If, after the issue of a new security as a replacement for a lost, destroyed, or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the corporation may recover the new security from the person to whom it was issued or any person taking under him except a bona fide purchaser.

                         Transfer Agents and Registrars

         6.07. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                             Conditions of Transfer

         6.08. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

                    Reasonable Doubts as to Right of Transfer

         6.09. When a transfer of shares is requested and there is a reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

                                  ARTICLE SEVEN

                       CORPORATE RECORDS, REPORTS AND SEAL

                          Minutes of Corporate Meetings

         7.01. The corporation shall keep at the registered office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its shareholders or members with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at shareholders' or members' meetings, and the proceedings thereof.

                                Books of Account

         7.02. The corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

                                 Share Register

         7.03. The corporation for profit shall keep at the registered office, or at the office of the transfer agent a share register showing the names of the shareholders and their addresses, the number and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the corporation on punchcards, magnetic tape, or other information storage devices related to electronic data processing equipment and capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section
7.04 of these bylaws.

                      Inspection of Records by Shareholders

         7.04.    (1)      Any person who shall have been a shareholder of
record for at least six (6) months immediately preceding his demand, or who is the holder of record of at least twenty percent (20%) of all of the outstanding shares of the corporation, on written demand, stating the purpose thereof, has the right to examine, in person, or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes, and record of shareholders of the corporation, and is entitled to make extracts therefrom.

                       Inspection of Records by Directors

                  (2) Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the corporation, and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

                                   Fiscal Year

         7.05. The fiscal year of the corporation shall be as determined by the Board of Directors.

                                 Corporate Seal

         7.06. The Board of Directors may adopt, use, and thereafter alter, the corporate seal.

                                  ARTICLE EIGHT

                               AMENDMENT OF BYLAWS

               Adoption, Amendment, Repeal of Bylaws by Directors

         8.01. Bylaws may be altered, amended, or repealed, and new bylaws may be adopted by the Directors, subject to repeal or change by action of the shareholders.